SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐ Preliminary proxy statement	☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒ Definitive proxy statement

☐ Definitive additional materials
☐ Soliciting material pursuant to Rule 14a-12

LIFEPOINT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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LIFEPOINT, INC.

1205 South Dupont Street
Ontario, CA 91761

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

LifePoint, Inc.

      The Annual Meeting of Stockholders of LifePoint, Inc. (the “Company”) will be held at the DoubleTree Hotel located at 222 North Vineyard Avenue, Ontario, California 91764, on Thursday, September 12, 2002, at 2:00 p.m., Pacific Daylight Time (the “Annual Meeting”), for the following purposes:

1.	To elect (a) one Class A Director to serve for a term of two years in his or her class and until his or her successor is duly elected and qualified and (b) two Class B Directors, each to serve for a term of three years in his or her class and until his or her successor is duly elected and qualified.

2.	To ratify the appointment of Ernst & Young, LLP as independent accountants of the Company for the fiscal year ending March 31, 2003.

3.	To transact such other business as may come before the Annual Meeting or any adjournment thereof.

      Only stockholders of record at the close of business on Thursday, August 8, 2002, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Michele A. Clark
Secretary

August 15, 2002

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE ANNUAL MEETING OR, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

LIFEPOINT, INC.

1205 South Dupont Street
Ontario, CA 91761

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
September 12, 2002

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of LifePoint, Inc. (the “Company”) of proxies to be voted at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, September 12, 2002, or at any adjournment thereof. The purposes for which the Annual Meeting is to be held are set forth in the preceding Notice of Annual Meeting. This Proxy Statement and the enclosed form of proxy are first being mailed on or about Thursday, August 15, 2002, to holders of record of the Company’s Common Stock, par value $.001 per share (the “Common Stock”), as of the close of business on Thursday, August 8, 2002 (the “Record Date”), which has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting.

VOTING SECURITIES

      On the Record Date, 35,518,206 shares of the Common Stock, which is the only class entitled to vote at the Annual Meeting, were issued, outstanding and entitled to vote. Each stockholder of record is entitled to cast, in person or by proxy, one vote for each share of the Common Stock held by such stockholder as of the close of business on the Record Date. A plurality of the votes cast at the Annual Meeting shall be necessary to elect each of the Class A Director and the two Class B Directors (i.e., Proposal One). The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting shall be necessary to approve the selection of the independent auditors (i.e., Proposal Two).

      A majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes are treated for the purpose of determining a quorum at the Annual Meeting and are not treated as a vote for or against a proposal.

      Proxies will be voted as indicated in this Proxy Statement and the enclosed proxy. Shares presented by properly executed proxies, if received in time, will be voted in accordance with any specifications made therein. A proxy may be revoked by delivering a written notice of revocation to the Company (Attention: Michele A. Clark, Secretary) at its principal executive office or in person at the Annual Meeting, or by a subsequently dated proxy, at any time prior to the voting thereof. The principal executive office of the Company is located at the address in the heading to this Proxy Statement.

      Rules 576 and 577 of the American Stock Exchange LLC (the “AMEX”), on which Exchange the Common Stock has been traded since April 19, 2000, permit a member firm to vote for the election of the Class A Director and the two Class B Directors and/or for the proposal to ratify the selection of independent auditors if the member firm holds the shares of the Common Stock for a beneficial owner and receives no instructions to the contrary by the tenth day before the Annual Meeting, provided that the beneficial owner has received the proxy material at least 15 days before the Annual Meeting.

      Rules 451 and 452 of the New York Stock Exchange, Inc. (the “NYSE”) permit a member firm to vote for the election of the Class A Director and the two Class B Directors and/or for the proposal to ratify the selection of independent auditors if the member firm holds the shares of the Common Stock for a beneficial owner and receives no instructions to the contrary by the tenth day before the Annual Meeting. In the event of a conflict between the AMEX and the NYSE Rules in their application to the Company, the AMEX Rules will govern the member firm.

      The Company, nevertheless, urges each beneficial owner to instruct the member firm which holds of record the stockholder’s shares of the Common Stock to vote in favor of the two proposals submitted to the stockholders for a vote.

      A stockholder shall have no right to receive payment for his, her or its shares as a result of stockholders’ approval of any proposal in the Notice of Annual Meeting.

      Each of the persons who has served as a director or as an executive officer of the Company since April 1, 2001 (i.e., the beginning of the last fiscal year of the Company), including the persons nominated for election as the Class A Director and the Class B Directors at the Annual Meeting, has no substantial interest, direct or indirect, by security holdings or otherwise, in either of the proposals submitted to a vote at the Annual Meeting (as described in the seventh preceding paragraph), other than, if he is a nominee for election as the Class A Director, in the election of the Class A Director, or, if he is the nominee for election as a Class B Director, in the election of himself as a Class B Director (i.e., Proposal One).

PROPOSAL ONE: ELECTION OF THREE DIRECTORS

Nominees for Election as a Class A Director and Two Class B Directors

      At the Annual Meeting of Stockholders held on August 25, 2000, the stockholders approved, and the Company subsequently filed, an Amendment to the then Restated Certificate of Incorporation of the Company (1) which provided for the election of directors by classes and (2) which fixed the number of directors at not less than three nor more than nine. In addition, at such meeting the stockholders elected (1) Peter S. Gold as the Class A Director to serve for one year (i.e., until the Annual Meeting of Stockholders in 2001) and until his successor was duly elected and qualified; (2) each of Paul Sandler and Stan Yakatan as a Class B Director to serve for two years (i.e., until the Annual Meeting of Stockholders in 2002) and until his successor was duly elected and qualified; and (3) each of Charles J. Casamento and Linda H. Masterson as a Class C Director to serve for three years (i.e., until the Annual Meeting of Stockholders in 2003) and until his or her successor was duly elected and qualified. At the Annual Meeting of Stockholders held on September 7, 2001, Mr. Gold was re-elected as a Class A Director to serve for three years (i.e., until the Annual Meeting of Stockholders in 2004) and until his successor was duly elected and qualified. Accordingly, at this Annual Meeting two Class B directors are required to be elected.

      On July 9, 2002, the Board increased the number of directors from five to six and elected Roger G. Stoll to fill the vacancy created by such increase. As required by the Company’s Restated Certificate of Incorporation, Dr. Stoll was elected to serve only until this Annual Meeting and until his successor is duly elected and qualified. In order that each class shall have the same number of directors (i.e., two in each Class), the stockholders are being requested to elect a director as a Class A Director, such electee joining Mr. Gold in that Class, to serve until the Annual Meeting of Stockholders in 2004 and until his or her successor is duly elected and qualified. The Board has nominated Dr. Stoll to be designated and elected as such Class A Director.

      The Board intends to seek additional directors after this Annual Meeting and, if appropriate candidates are determined after screening by the Company’s Nominating Committee (see the section “Committees and Board Meetings” under this caption “Proposal One: Election of Three Directors”), to increase the number of authorized directors and to elect such candidate or candidates as permitted by the Company’s Restated Certificate of Incorporation or the By-Laws of the Company. Not more than three directors may be so elected and each, whenever elected by the Board, will serve only until the next Annual Meeting of Stockholders at which time he or she must be designated to a Class and elected as such by the stockholders for him or her to continue in office as a director. There can be no assurance that additional directors will be added, whether in the period from October 2002 to September 2003 or thereafter.

      Proxies received in response to this solicitation, unless specified otherwise, will be voted in favor of Roger G. Stoll as the Board’s nominee for election as a Class A Director and Paul Sandler and Stan Yakatan

as the Board’s nominees for election as the Class B Directors. Each of Dr. Sandler and Mr. Yakatan is currently serving as a Class B Director of the Company.

      If any of Messrs. Stoll, Sandler or Yakatan should not be available for election as contemplated, the management proxy holders will vote for a substitute designated by the current Board of Directors. In no event will proxies be voted for more than one nominee for a Class A Director and two nominees for Class B Directors.

      The following table sets forth certain information, as of the Record Date, concerning the Board’s nominees for election as a Class A Director and as the Class B Directors of the Company and with respect to the three directors continuing in office. The information as to age has been furnished to the Company by the individual named. For information as to the shares of the Common Stock beneficially owned by the nominees and each director continuing in office, see the table under the caption “Security Ownership of Certain Beneficial Holders and Management” elsewhere in this Proxy Statement.

		Year
		First			Term
		Elected	Position and Offices		to
Name of Nominee or Director	Age	Director	With the Company	Class	Expire

(1) Nominees:
Roger G. Stoll	60	2002	Director	A	2004
Paul Sandler	62	1997	Director	B	2005
Stan Yakatan	59	2000	Director	B	2005
(2) Directors Continuing in office:
Peter S. Gold	78	1997	Director	A	2004
Charles J. Casamento	57	2000	Director	C	2003
Linda H. Masterson	51	1996	Chairman of the Board, President, Chief Executive Officer and a Director	C	2003

Family Relationships of Directors, Nominees and Executive Officers

      There are no family relationships among the directors (including the nominees for election as the Class A Director and the Class B Directors) and the executive officers of the Company.

Business History of Directors

  (1)(a) Nominee for election as the Class A Director

      Roger G. Stoll has over 30 years experience in the pharmaceutical, medical devices and diagnostic industries. Most recently, he was the Executive Vice President of Fresenius Medical Care-N. America, in charge of both the dialysis products and laboratory services. Dr. Stoll oversaw that company’s manufacturing, sales, service, R&D and business development functions. From 1991 to 1998, Dr. Stoll was CEO of Ohmeda, Inc., a worldwide leader of anesthesia and critical care products. From 1986 to 1991, Dr. Stoll held several positions with Bayer, AG. Initially at Bayer, he had responsibilities that included being President of the Consumer Health Care Group of Miles. He then became the Executive Vice President and General Manager of the Diagnostics Business Group of Bayer. Prior to 1986, Dr. Stoll held positions of increasing responsibility, including President of the American Critical Care Division of American Hospital Supply Corporation (now Baxter International) and in clinical research at The Upjohn Company. Dr. Stoll received his B.S. degree in Pharmacy from Ferris State University and a Ph.D. in Biopharmaceutics from the University of Connecticut and did post-doctoral studies in pharmacokinetics at the University of Michigan.

  (1)(b) Nominees for reelection as the Class B Directors

      Paul Sandler was first elected as a director of the Company on December 5, 1997. He is a Board Certified pediatric nephrologist at the Arizona Kidney Disease & Hypertension Center in Phoenix, Arizona. Additionally, Dr. Sandler is the Medical Director at the Walter Boswell Memorial Hospital, the Phoenix Artificial

Kidney Center, the South Phoenix Dialysis Center, the South Mountain Dialysis Services and the Phoenix Memorial Hospital PPG. Dr. Sandler was a fellow at Albert Einstein College of Medicine in New York City, and received his post-graduate training at Kings County Hospital, New York City. Dr. Sandler received his M.D. at the State University of New York and his B.A. from Emory University.

      Stan Yakatan was first elected as a director of the Company on June 16, 2000. During the past ten years, he has dedicated his career to helping establish new companies in conjunction with venture capital firms throughout the world on a project assignment basis, particularly in medical device, biotechnology, biopharmaceutical and hi-technology companies. Mr. Yakatan also has extensive experience in sales, marketing and business development and as a senior manager in a variety of diagnostic, biotechnology and pharmaceutical companies. Since May 1999, he has served as the Chairman, President and Chief Executive Officer of Katan Associates which furnishes advisory services to its clients on strategic planning, marketing, business development and other matters and assists its clients in obtaining financing. Since July 1994, he has served as a consultant to Medical Science Partners, an international healthcare venture fund, and as a member of the investment committee of BioCapital, another healthcare venture fund. From May 1996 to May 1999, he served as the Chairman, President and Chief Executive Officer of Quantum Biotechnologies (now Obiogene), which develops products for the molecular biology research market. From September 1994 to December 1995, he served as the President and Chief Executive Officer of CryoSurge, a development-stage medical device company. From July 1969 to July 1994, he advanced from a sales representative to managerial positions to executive officer positions with Sandoz, Inc., New England Nuclear, E.I. Dupont de Nemours & Co., ICN Pharmaceuticals Inc., New Brunswick Scientific, Inc., Unisyn Technologies, Inc., Proteine Performance and Cystar, Inc. Mr. Yakatan received his M.B.A. from the Wharton School of Business of the University of Pennsylvania.

  (2) Directors continuing in office

      (a) Class A Director

      Peter S. Gold was first elected as a director of the Company on December 5, 1997. He retired in 1990 as the Chairman and the Chief Executive Officer of Price Pfister, Inc., the largest manufacturer of faucets in the world. Mr. Gold did a leveraged buyout and purchased Price Pfister in 1983. He subsequently took the company public in 1987 and sold it in 1988. Price Pfister is now owned by The Black & Decker Corporation. Mr. Gold is a Director Emeritus of The Home Depot, Inc. Mr. Gold is the Chairman of the Board of Trustees of Pitzer College (Claremont College), Claremont, California, and a member of the Board of Trustees of the City of Hope. Mr. Gold received a Doctor of Humane Letters from Pitzer College, Claremont, California, and received a law degree at Southwestern University, Los Angeles, California.

      (b) Class C Directors

      Linda H. Masterson has 30 years’ industry experience, over 20 years’ experience in marketing, sales and business development in the medical diagnostics, healthcare and biotechnology fields and extensive experience as a senior manager. On May 31, 1996, she was elected a director of the Company and, on July 31, 1996, the President and the Chief Operating Officer of the Company. On May 23, 1997, she became the Chief Executive Officer of the Company (formally designated as such on May 26, 1997). On June 16, 2000, she was elected as Chairman of the Board of the Company. From May 1994 until May 1996 when she became an employee of the then parent of the Company, she was employed as the Executive Vice President of Cholestech, Inc., a start-up diagnostic company, for which she developed and restructured a business strategy. In November 1993, Ms. Masterson founded Masterson & Associates, a company of which she was the President and owner until she joined Cholestech, Inc., which was engaged in the business of providing advice to start-up companies, including the preparation of technology and market assessments and the preparation of strategic business plans for biotech, medical device, pharmaceutical and software applications companies. From April 1992 to November 1993, Ms. Masterson was employed as the Vice President of Marketing and Sales of BioStar, Inc., a start-up biotech company focused on the commercialization of a new detection technology applicable to both immunoassay and hybridization based systems. From 1989 to 1992, she was employed as the Senior Vice President of Marketing, Sales and Business Development by Gen-Probe, Inc., a

specialized genetic probe biotechnology company focused on infectious diseases, cancer and therapeutics. Prior to 1989, Ms. Masterson was employed for 12 years in various domestic and international marketing and sales positions at Johnson & Johnson, Inc., Baxter International Inc. and Warner-Lambert Company. Ms. Masterson has a B.S. in Medical Technology from the University of Rhode Island and an M.S. in Microbiology/Biochemistry from the University of Maryland and attended the Executive Advanced Management Program at the Wharton School of Business at the University of Pennsylvania.

      Charles J. Casamento was first elected as a director of the Company on June 16, 2000. Mr. Casamento has extensive experience in marketing, business development and executive management in pharmaceutical, biotechnology and medical products companies. Since November 1999, he has been the Chairman, President and Chief Executive Officer of Questcor Pharmaceuticals, Inc. (“Questcor”), a specialty pharmaceutical company focusing on serving the acute care and critical care hospital markets. From June 1993 to November 1999, he served as the Chairman, President and Chief Executive Officer of RiboGene, Inc., a therapeutics company which merged with another company to form Questcor in November 1999. From March 1989 to May 1993, he served as the President and Chief Executive Officer of Interneuron Pharmaceuticals, a biopharmaceutical company of which he was a co-founder. From December 1970 to March 1989, he held management positions with Genzyme Corporation, Sandoz, Inc., Hoffman–La Roche, Inc., Johnson & Johnson, Inc., and American Hospital Supply Corporation, all in the pharmaceutical area of their businesses. Mr. Casamento received his B.S. in Pharmacy from Fordham University and his M.B.A. from Iona College and is a licensed pharmacist.

      Linda H. Masterson, Chairman, President and Chief Executive Officer of the Company was a director of Substance Abuse Technologies (“SAT”) on September 10, 1997 when SAT filed its petition in bankruptcy. SAT was the principal stockholder of the Company until October 31, 1997. Ms. Masterson subsequently resigned as a director of SAT and SAT was subsequently discharged from bankruptcy under a plan of reorganization. No other executive officer or director of the Company has been similarly involved in any bankruptcy or similar proceedings during the past five years.

Directorships on Other Public Companies

      Charles J. Casamento, in addition to serving as a director of Questcor Pharmaceuticals, Inc., for which public company (its Common Stock is traded on the AMEX) he also serves as its Chairman, President and Chief Executive Officer, serves as a director of Cortex Pharmaceuticals, Inc., the Common Stock of which is traded in the over-the-counter market.

      Peter S. Gold currently serves as a director of Arden Realty, Inc., the Common Stock of which is traded on the NYSE.

      Dr. Stoll currently serves as a director of Questor Pharmaceuticals, Inc. and Cortex Pharmaceuticals, Inc. For information as to these two public companies, see the second preceding paragraph in this section.

      Linda H. Masterson, Paul Sandler and Stan Yakatan do not currently serve on any board other than the Company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the reporting requirement of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Committees and Board Meetings

      The Board has three standing committees: Audit, Compensation and Nominating, the first two of which were created on December 5, 1997 after the Company obtained its independence from SAT on October 31, 1997 and the third of which was created on February 26, 1999.

      Peter S. Gold has served since December 5, 1997, and Charles J. Casamento and Stan Yakatan have served since June 16, 2000, on the Audit Committee, with Mr. Gold serving as the Chairperson. All of such persons are “independent” as such term is defined in Section 121(A) of the AMEX’s listing standards. The Audit Committee recommends annually to the Board the independent auditors to be retained by the

Company, subject to stockholders’ ratification, reviews the scope and procedures to be followed in the conduct of audits by the independent auditors, reviews the annual and quarterly financial reports and reviews various reports and recommendations with respect to internal controls and any significant changes in accounting. See “Report of the Audit Committee” elsewhere in this Proxy Statement.

      The Board of Directors hereby certifies that, on June 16, 2000, the directors adopted a Charter for the Audit Committee, superseding the resolutions of authorization originally adopted by the then Board on December 5, 1997.

      Messrs. Gold and Sandler have served since December 5, 1997, and Mr. Casamento has served since June 16, 2000, on the Compensation Committee, with Dr. Sandler serving as the Chairperson. The Compensation Committee approves the remuneration of key officers of the Company, reviews and recommends to the Board of Directors changes in the Company’s stock benefit and executive, managerial or employee compensatory and benefit plans or programs and administers stock option plans and, when adopted, restricted stock or similar plans of the Company. See “Report of the Compensation Committee on Executive Compensation” elsewhere in this Proxy Statement. It is the Board’s intention that, if Dr. Stoll is elected as a Class A Director and Dr. Sandler and Mr. Yakatan are reelected as Class B Directors at this Annual Meeting, the Board will elect Dr. Stoll in lieu of Mr. Casamento to the Compensation Committee.

      Linda H. Masterson has been serving since February 26, 1999, and Messrs. Casamento and Yakatan have served since June 16, 2000, on the Nominating Committee, with Mr. Casamento serving as the Chairperson. The Nominating Committee will recommend to the Board, among, other matters, nominees for election or re-election as directors of the Corporation, including screening any nomination received from a stockholder, director or officer of the Corporation, criteria relating to tenure and retention of directors, changes in directors’ compensation, appointments to committees and procedures as to management succession. It is the Board’s intention, that, if Dr. Stoll is elected as a Class A Director, and Dr. Sandler and Mr. Yakatan are reelected as Class B Directors at this Annual Meeting, the Board will elect Dr. Stoll in lieu of Ms. Masterson to the Nominating Committee. As a result of this intended action and that described in the preceding paragraph, all members of the three Committees will be independent and each independent director will be serving on no more than two Committees.

      If a stockholder has a recommendation as to a nominee for election as a director, such stockholder should make his, her or its recommendation in writing addressed to Charles J. Casamento, as the Chairperson of the Nominating Committee, at the Company’s address shown in the heading to this Proxy Statement, giving the business history and other relevant biographical information as to the proposed nominee and the reasons for suggesting such person as a director of the Company. The Nominating Committee will then promptly review the recommendation and advise the stockholder of its conclusion and, if a rejection, the reasons therefor.

      During the fiscal year ended March 31, 2002 (“fiscal 2002”), there were nine meetings of the Board and the directors acted by unanimous consent on three occasions. The Audit Committee held three meetings (not including the three reviews of the Company’s quarterly financial statements) and the Compensation Committee held five meetings during fiscal 2002. The Nominating Committee did not meet in fiscal 2002.

MANAGEMENT

Directors and Executive Officers

      The following table contains certain information relating to the directors and executive officers of the Company as of the Record Date:

Name	Age	Position

Linda H. Masterson	51	Chairman of the Board, President, Chief Executive Officer and a Director
Thomas J. Foley	62	Senior Vice President, Research and Development
Donald C. Fletcher	50	Vice President, Operations
Michele A. Clark	49	Controller, Chief Accounting Officer and Secretary
Charles J. Casamento	57	Director
Peter S. Gold	78	Director
Paul Sandler	62	Director
Roger G. Stoll	60	Director
Stan Yakatan	59	Director

      Each director is designated by the stockholders to a class and then generally elected to serve until the third Annual Meeting of Stockholders following his or her election (or the balance of the term for his or her class) or until his or her successor is duly elected and qualified. For additional information, see the section “Nominees for Election as a Class A Director and Two Class B Directors” under the caption “Proposal One: Election of Three Directors” elsewhere in this Proxy Statement. Each officer of the Company is elected by the Board of Directors to serve at the discretion of the Board.

Business History

      For information as to the business histories of Ms. Masterson and Messrs. Casamento, Gold, Sandler, Stoll and Yakatan, see the section “Business History of Directors” under the caption “Proposal One: Election of Three Directors” elsewhere in this Proxy Statement.

      Thomas J. Foley has over 35 years’ experience in the medical diagnostic industry. He was elected as Vice President, Research and Development of the Company effective March 9, 1998 and his title was changed to Senior Vice President, Research and Development on March 12, 1999. From November 1997 to March 1998, he was a consultant to various medical diagnostic companies. From November 1994 to November 1997, he served as the Executive Vice President of Business and Product Development at HiChem/ Elan Diagnostics (“HiChem”), where he managed research and development, regulatory affairs (including submissions to the Food and Drug Administration), strategic and business planning, technology assessment for acquisitions and manufacturing operations. Prior to joining HiChem in November 1994, Dr. Foley was the Vice President of Research and Development at Hycor Biomedical, Inc. (“Hycor”), where he was responsible for research and development of all products, including drugs of abuse products, over an eight-year period from May 1986 to November 1994. Prior to Hycor, Dr. Foley was the Vice President of Research and Development at Gilford Instruments from 1983 to 1986 and Worthington Diagnostics from 1981 to 1983. Prior to Worthington Diagnostics, Dr. Foley worked at Beckman Instruments, Inc. (“Beckman”) and was the reagents product development manager for the Astra, one of Beckman’s most successful product lines. Dr. Foley has a Ph.D. in Biochemistry from Trinity College, Dublin.

      Donald C. Fletcher has over 25 years of directly related experience in the medical diagnostic industry, including over 23 years’ experience in manufacturing and operations with extensive experience in product scale-up and transfer, and product development team management. He was elected Vice President, Operations of the Company effective September 5, 2000. Mr. Fletcher was prior thereto Vice President, Operations of Sigma Diagnostics, a division of Sigma Aldrich Corporation, where he was responsible for manufacturing 1,500 medical products including both reagent kits and instrument systems. He also guided the new product development and product transfer of a new immunoassay test system. Prior to Sigma Diagnostics, Mr. Fletcher was Vice President, Manufacturing of Diamedix Corporation, a start-up immunodiagnostic manufacturer, where he developed and scaled-up manufacturing for an instrument manufacturing department. Prior to Diamedix, Mr. Fletcher was employed by Beckman Coulter, Inc. in a variety of project management, plant management and manufacturing positions. Mr. Fletcher has a BA in Biological Sciences with a minor in chemistry from California State University, San Jose, California.

      Michele A. Clark has over 25 years of accounting and finance experience in manufacturing and high tech companies. She became an employee of the Company on April 12, 1999 and was formally elected as its Controller and appointed as its Chief Accounting Officer on April 16, 1999 and was appointed Secretary of the Company on August 15, 2002. From April 1993 to April 1999, Ms Clark was the Controller at Auto-Graphics, Inc., a software development company, where she managed all accounting, finance, human resource and administrative functions within that company. Additionally, she was responsible for all filings with the Securities and Exchange Commission (the “Commission”) and shareholder relations. From December 1980 to April 1993, Ms. Clark was Controller at Typecraft, Inc., a commercial lithographer, where she was responsible for all accounting, finance and human resource functions. Ms. Clark graduated Cum Laude with a B.S. in Accounting from the University of La Verne.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based solely on a review of Forms 3 and 4 furnished to the Company under Rule 16a-3(e) promulgated under the Exchange Act, with respect to fiscal 2002, the Company is not aware of any director or executive officer of the Company who failed to file on a timely basis, as disclosed in such forms, reports required by Section 16(a) of the Exchange Act.

      As of March 31, 2002, i.e., the end of fiscal 2002, the General Conference Corporation of Seventh-day Adventists (the “GCC”) was the only beneficial owner of 10% or more of the Common Stock known to the Company. The GCC has advised the Company that it made timely filings with respect to its transactions in fiscal 2002.

Certain Relationships and Related Transactions

      On September 7, 2001, pursuant to its policy of making annual reviews of each optionee, the Compensation Committee granted, pursuant to the Company’s 2000 Stock Option Plan (the “2000 Option Plan”), an option expiring September 5, 2011 exercisable at $2.95 per share to Donald C. Fletcher, Vice President, Operations of the Company, to purchase 25,500 shares of the Common Stock. On December 7, 2001 the Compensation Committee also granted options expiring December 6, 2011 exercisable at $3.17 per share to: Linda H. Masterson, Chairman of the Board, President, Chief Executive Officer and a director, to purchase 142,840 shares of the Common Stock; Thomas J. Foley, Senior Vice President, Research and Development, to purchase 77,895 shares of the Common Stock; Mr. Fletcher, Vice President, Operations, to purchase 16,830 shares of the Common Stock; and to Michele A. Clark, Controller, Chief Accounting Officer and Secretary, to purchase 41,395 shares of the Common Stock. These options become exercisable in accordance with the terms of the 2000 Option Plan (see the section “Option/ SAR Grants in Last Fiscal Year” under the caption “Executive Compensation” elsewhere in this Report).

      On March 6, 2000 and June 16, 2000, the Compensation Committee authorized the executive officers who are optionees under the Company’s 1997 Stock Option Plan (the “1997 Option Plan”) and the 2000 Option Plan, or who hold common stock purchase warrants to exercise their options or warrants by delivering a promissory note (the “Note”) to the order of the Company providing as follows: (1) principal and interest on the Note shall become due and payable on the earlier to occur of (a) the first business day which is 18 months after the date of the Note (which date of the Note shall be the date of exercise of the option or warrant) or (b) the shares of the Common Stock securing the Note are sold; (2) payments of principal and interest shall be secured by a pledge of the shares issued upon the exercise of the option or warrant; (3) the principal due under the Note shall bear interest at the rate equal to the amount required to be charged under the Code, at the date of the Note, so that the interest will not be deemed to be “below market” under Section 7872 of the Internal Revenue Code of 1986, as amended (the “Code”); (4) the Note may be prepaid at any time without penalty provided that the net proceeds from any sale of the shares of the Common Stock so pledged shall be applied as a prepayment; (5) the Note shall be full recourse as to the executive officer; and (6) the Note shall become due and payable in the event of an Event of Default (as defined in the Note) which shall occur (a) on the executive officer’s failure to pay principal and interest when due, which default is not cured within 30 days, (b) if a bankruptcy or similar petition is filed against the executive officer and not discharged within 60 days, (c) if the executive officer seeks relief under Title 11 of the United States Code or similar statute or (d) when the executive officer is unable to pay his or debts as they mature; provided that this method of exercise may be used by an officer only two times in any fiscal year. The certificates evidencing the shares of the Common Stock issued upon exercise are held in escrow as security for the Company’s loan. In authorizing this method of exercise, the Compensation Committee noted that, if an executive officer was required to sell his or her shares received upon exercise to meet tax or other obligations, he or she could subject himself or herself to “short swing” liability under Section 16(b) of the Exchange Act or violate some “lock-up” provision a future underwriter may impose on directors and officers of the Company and that permitting this method of exercise might ease problems under Section 422(d) of the Code relating to incentive stock options which first become exercisable in a year with a value in excess of $100,000 having the excess shares losing their incentive stock option treatment under the Code, thereby subjecting the executive officer to immediate tax liability. The Compensation Committee also noted that this type of exercise was permitted to optionees in other public companies. The procedure was subsequently extended to significant employees of the Company (as such term is defined in Item 401(c) of Regulation S-K of the Commission). In addition, the due dates of certain notes were extended from 18 months to five years, which maturity date was more consistent with the Compensation Committee’s original intention.

      As a result of the procedure described in the preceding paragraph, the following Notes were outstanding as of the Record Date, bearing interest rates of 6% from Ms. Masterson and 9% from David J. Smith, Director of Engineering of the Company:

	Principal Amount	Number of		Due Date
Name of Executive Officer/Sr Staff	of Note	Shares		of Note

Linda H. Masterson	$860,000	500,000	(1)	2/28/07
Linda H. Masterson	$37,500	75,000	(2)	2/28/07
David J. Smith	$15,000	30,000	(3)	9/14/06

(1)	500,000 of these shares were issued upon the exercise of a Common Stock purchase warrant and also secure this loan.

(2)	75,000 of these shares were issued upon the exercise of an option and also secure this loan.

(3)	30,000 of these shares were issued upon the exercise of an option and also secure this loan.

      As a result of the adoption of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), no loans will in the future be made to any executive officer pursuant to the procedure described in the second preceding paragraph. The outstanding loan to Ms. Masterson described in the preceding paragraph will be continued in effect, but will not be modified or renewed as required by the Sarbanes-Oxley Act. The Sarbanes-Oxley Act also prohibits any loans to directors, but no loan for any purpose has ever been made to a director other than the loans to Ms. Masterson in her capacity as an executive officer as described above.

      On December 15, 2000, the Board of Directors authorized the executive officers who have executed, or will in the future execute, a Note in payment of the exercise price for an option or warrant, at his or her election, to surrender to the Company shares of the Common Stock issued upon exercise to pay off the Note. The number of shares surrendered is to be determined by taking the total outstanding principal of the Note plus all accrued interest and dividing it by the Fair Market Value (as defined in the 2000 Option Plan) of the

Common Stock on the date of surrender. On February 25, 2002 the following officers surrendered shares to pay off Notes due to the Company:

					Number of
	Principal Amount	Interest	Interest Paid	Total Paid	Shares
Name of Executive Officer	of Note	Rate	on Note	Against Note	Surrendered

Linda H. Masterson	$1,016,875	8%	$160,694	$1,177,569	225,588
Linda H. Masterson	$922,600	9%	$102,826	$1,025,426	196,442
Linda H. Masterson	$118,904	7%	$1,893	$120,797	23,141
Thomas J. Foley	$30,200	8%	$4,125	$4,325	6,576
Thomas J. Foley	$42,784	9%	$2,663	$45,447	8,706
Michele A. Clark	$24,435	9%	$3,543	$27,978	5,360
Michele A. Clark	$34,754	9%	$3,899	$38,654	7,405

Employment and Severance Agreements

      There are no employment agreements currently in effect in the Company.

      Pursuant to a Severance Agreement dated as of October 27, 1997 (the “Masterson Severance Agreement”) between the Company and Linda H. Masterson, in the event that Ms. Masterson is terminated without cause (as defined in the Masterson Severance Agreement), she will be paid severance pay in a lump sum as if she had been employed by the Company through the end of the agreement. On August 1, 2001 the Board of Directors extended Ms. Masterson’s Severance Agreement for five years (i.e., until October 27, 2006).

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table provides certain summary information concerning compensation paid or accrued by the Company during fiscal 2002 and the fiscal years ended March 31, 2001 (“fiscal 2001”) and 2000 (“fiscal 2000”) to the sole person who served as the Chief Executive Officer during fiscal 2002 and to the other executive officers who served during fiscal 2002.

					Long Term Compensation
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary(5)	Bonus	Compensation	Options	Compensation

Linda H. Masterson	2002	$167,164	$—	$—	142,840	—
Chief Executive Officer	2001	$184,673	$—	$—	120,000	—
and President(1)	2000	$173,654	$—	$—	120,000	—
Thomas J. Foley	2002	$130,974	$—	$—	77,895	—
Senior Vice President, Research	2001	$142,252	$—	$—	60,000	—
and Development(2)	2000	$140,000	$—	$—	60,000	—
Donald C. Fletcher	2002	$123,173	$—	$—	42,330	—
Vice President, Operations(3)	2001	$83,462	$—	$—	85,000	—
	2000	$—	$—	$—	—	—
Michele A. Clark	2002	$83,406	$—	$—	41,395	—
Chief Accounting Officer,	2001	$88,804	$—	$—	15,000	—
Controller and Secretary(4)	2000	$76,715	$—	$—	50,000	—

(1)	Ms. Masterson was elected the President of the Company effective August 1, 1996 and designated as its Chief Executive Officer on May 26, 1997. On June 16, 2000, she was elected as the Chairman of the Board of the Company.

(2)	Dr. Foley was elected as Vice President, Research and Development effective March 9, 1998 and his title was changed by the Board to Senior Vice President, Research and Development on March 12, 1999.

(3)	Mr. Fletcher was elected as Vice President, Operations on August 25, 2000.

(4)	Ms. Clark was elected Chief Accounting Officer and Controller on April 16, 1999 and was elected Secretary on August 15, 2002.

(5)	Ms. Masterson, Dr. Foley, Mr. Fletcher and Ms. Clark were subject to a 25% salary reduction for the period from October 1, 2001 through March 31, 2002.

Option/SAR Grants in Last Fiscal Year

      On August 14, 1997, the Board of Directors adopted, subject to stockholder approval, the 1997 Stock Plan providing for the granting of options to purchase up to 1,000,000 shares of Common Stock to employees (including officers) and persons who also serve as directors and consultants of the Company. On June 5, 1998, the Board increased the number of shares subject to the 1997 Option Plan to 2,000,000, again subject to stockholder approval. Stockholder approval was given on August 13, 1998. The options may either be incentive stock options as defined in Section 422 of the Code to be granted to employees or nonqualified stock options to be granted to employees, directors or consultants. On June 16, 2000, the Board of Directors adopted, and, on August 25, 2000, the stockholders approved, the Company’s 2000 Stock Option Plan (the “2000 Option Plan”) which would permit the granting of options to purchase an aggregate of 2,000,000 shares of Common Stock on terms substantially similar to those of the 1997 Option Plan.

      As of March 31, 2002, options to purchase an aggregate of 1,846,850 shares of the Common Stock granted to employees including officers, directors and consultants were outstanding. As of such date, options to purchase an aggregate of 835,651 shares of the Common Stock had been exercised and options to purchase an aggregate of 755,107 shares of the Common Stock were then exercisable. Options granted to date under both Option Plans have generally become exercisable as to one-quarter of the shares subject thereto on the first anniversary date of the date of grant and as to  1/36th of the remaining shares on such calendar day each month thereafter for a period of 36 months. Certain options will become exercisable upon the achievement of certain goals related to corporate performance and not that of the optionee. The exercise price per share for incentive stock options under the Code may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. For nonqualified stock options, the exercise price per share may not be less than 85% of such fair market value. No option may have a term in excess of ten years. Of the options outstanding as of March 31, 2002, all were incentive stock options except for options to purchase an aggregate of 308,000 shares and the options all were granted at the then market price, with exercise prices ranging from $.50 – $6.56 per share. The options have expiration dates ranging from August 14, 2007 to March 22, 2012.

      The Company has not granted any options to consultants other than to the two current members of its Scientific Advisory Board and the nine current members of its Substance Abuse Advisory Board, each of whom has received an option to purchase 10,000 shares. The Company will grant a similar option to any future member of its Advisory Boards. For information on as to options granted to non-employee, non-consultant directors, see the section “Compensation of Directors” under this caption “Executive Compensation.”

      The Company has never granted any stock appreciation rights.

      The following table contains information concerning the grant of options to the Chief Executive Officer of the Company and other named executive officers whose compensation for fiscal 2002 is reported in the Summary Compensation Table under this caption “Executive Compensation.”

					Potential Realizable
	Individual Grants				Value at Assumed
					Annual Rates of
	Number of	Percentage of			Stock Price
	Securities	Total Options			Appreciation for
	Underlying	Granted to	Exercise or		Option Term(3)
	Options	Employees in	Base Price	Expiration
Name	Granted(#)	Fiscal 2002(1)	($/Sh)(2)	Date	5%($)	10%($)

Linda H. Masterson	142,840	12.6%	$3.17	12/06/11	$737,000	$1,174,100
Thomas J. Foley	77,895	6.9%	$3.17	12/06/11	$401,900	$640,300
Donald C. Fletcher	25,500	2.2%	$2.95	9/07/11	$122,700	$195,100
Donald C. Fletcher	16,830	1.5%	$3.17	12/06/11	$86,800	$138,300
Michele A. Clark	41,395	3.6%	$3.17	12/06/11	$213,600	$340,300

(1)	Based upon options to purchase an aggregate of 759,308 shares of Common Stock granted in fiscal 2002.

(2)	The exercise price was equal to 100% of the fair market value of the Common Stock at the date of grant as determined by the Compensation Committee at the time of grant.

(3)	The potential realizable value is calculated based upon the term of the option at the time of grant (ten years). Stock price appreciation of five percent and ten percent is assumed pursuant to rules promulgated by the Commission and does not represent the Company’s prediction of the stock price performance.

Aggregate Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values

      Options to purchase 430,673 shares of the Common Stock were exercised by employees, including 152,600 exercised by senior managers or officers, during fiscal 2002.

      As indicated in the preceding section, the Company has never granted any stock appreciation rights.

      The following table shows the fiscal year-end option values for the Chief Executive Officer of the Company and the other named executive officers whose compensation for fiscal 2002 is reported in the Summary Compensation Table under this caption “Executive Compensation.”

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money Options
	Acquired on	Value	Options at Fiscal Year-End(#)	at Fiscal Year End($)(1)
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Linda H. Masterson	236,758	$975,443	78,192/245,480	$322,151/$1,011,378
Thomas J. Foley	35,842	$147,669	196,349/122,439	$808,958/$504,449
Donald C. Fletcher	—	$—	48,117/76,513	$198,242/$315,234
Michele A. Clark	—	$—	48,741/73,542	$200,813/$302,993

(1)	The market value of the options on March 31, 2002 is based on the closing sale price of $4.12 per share on that date.

Other Compensation

      The Company currently has no pension plan in effect and has in effect no restricted stock plan, no stock appreciation rights nor any other long-term incentive plan under which grants or allocations may be made in the fiscal 2002 or thereafter.

Compensation of Directors

      On January 21, 2000, the Board of Directors modified the compensation arrangements previously adopted on April 16, 1999 for outside directors. In consideration of the services to be performed as a director of the Company, each director:

      (a) who is not an employee of the Company, or any subsidiary of the Company (if hereafter created), or

      (b) who is not a consultant to the Company, or, any subsidiary of the Company (if hereafter created), and who is not paid a fee on a monthly basis shall receive as compensation (1) an annual cash payment of $10,000, payable quarterly, but subject to retroactive pro rata adjustment in the fourth quarter if he or she fails to attend, or participate in, at least 75% of the directors’ meetings held during the calendar year, and (2) a grant of an option pursuant to the 1997 Option Plan or, since June 16, 2000, a stock option pursuant to the 2000 Option Plan, depending on the then availability of shares under the respective Plan. Each grant shall be for the right to purchase 10,000 shares (previously 15,000 shares) of the Common Stock on an annual basis, except that in the first year as a director the grant is for 15,000 shares. Except for incumbent directors as of January 21, 2000, the initial grant shall be on the day of his or her first election as a director of the Company, whether by the Board or the stockholders, and thereafter on the anniversary day of such first election. The exercise price of each option or stock option shall be the Fair Market Value as determined pursuant to the 1997 Option Plan or the 2000 Option Plan on the respective date of the grant, or if not a business day, on the preceding day on which the Common Stock was traded. Each option will expire ten years from its date of grant and will become exercisable as to one quarter of the shares of the Common Stock on the first anniversary of the date of grant and  1/36th of the remaining shares of the Common Stock on the same date each month thereafter for a period of 36 months, with any odd amount being exercisable in the 36th month.

      In addition, each director is entitled to receive annually (1) a fee of $2,000 for any Board Committee as to which he or she serves as the Chairperson and (2) a fee of $1,000 for each Board Committee on which he or she serves. The current Board Committees are the Audit Committee, the Compensation Committee and the Nomination Committee.

      In lieu of receiving the cash payments described in the preceding two paragraphs, a director may elect, prior to the commencement of the calendar year, to receive, pursuant to either the 1997 Option Plan or the 2000 Option Plan, an option subject to the following terms and conditions: (1) the right to purchase that number of shares of the Common Stock which is the dividend of (a) the cash compensation otherwise payable to him or her for the year and (b) the value of having the right to purchase that number of shares over a ten-year period at the exercise price hereinafter set forth, the value to be determined in accordance with a customary formula; (2) an exercise price equal to 85% of the closing sales price of the Common Stock on the date of election to receive an option in lieu of cash; (3) the option becomes exercisable on January 1 of the following year and (4) an expiration date of ten years from the date of election. The number of shares is subject to the same retroactive pro rata adjustment as is the cash payment. Paul Sandler, a non-employee, non-consultant director, has made the election to receive an option in lieu of cash payments for 2002 and, accordingly, was granted an option expiring December 6, 2011 to purchase 4,380 shares at $2.64 per share.

      Peter S. Gold and Dr. Sandler, each a non-employee, non-consultant director, were granted, as of April 16, 2001, options expiring April 15, 2011 under the 1997 Option Plan to purchase 10,000 shares at $4.09 per share. Charles J. Casamento and Stan Yakatan, each a non-employee, non-consultant director, were granted, on June 16, 2001, options expiring June 15, 2011 under the 2000 Option Plan to purchase 10,000 shares at $3.48 per share.

Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      During fiscal 2002, Charles J. Casamento, Peter S. Gold and Paul Sandler served as members of the Board’s Compensation Committee, with Dr. Sandler serving as Chairperson. None of the foregoing is, or ever was, an officer or employee of the Company. In addition, none of the foregoing had any relationship with the Company requiring disclosure under any paragraph of Item 404 of Regulation S-K of the Commission. No executive officer of the Company serves on the compensation committee or board of directors of any other entity.

Performance Graph

      The following performance graph was prepared on the basis of a comparison with companies on The Nasdaq Stock Market because no comparable data was available with respect to companies on the AMEX on which the Common Stock is listed. Since its inception, the Company has not paid any dividends to the holders of the Common Stock.

Comparison of Five — Year Cumulative Total Returns

[Line Graph]

			NASDAQ Stocks (SIC
			3840-3849 US + Foreign)
			Surgical, Medical, and
		Nasdaq Stock Market (US	Dental Instruments and
	Lifepoint, Inc.	Companies)	Supplies

04/19/2000	100.00	100.00	100.00
04/28/2000	89.50	104.20	103.80
05/31/2000	102.60	91.70	104.30
06/30/2000	114.50	107.80	114.00
07/31/2000	98.70	101.90	113.20
08/31/2000	98.70	114.00	127.80
09/29/2000	140.80	99.20	128.50
10/31/2000	128.90	91.00	117.40
11/30/2000	92.10	70.10	100.70
12/29/2000	93.40	66.40	99.30
01/31/2001	120.00	74.50	96.30
02/28/2001	98.90	57.60	91.90
03/30/2001	94.70	49.60	83.90
04/30/2001	91.60	57.00	92.70
05/31/2001	80.00	56.90	100.70
06/29/2001	69.50	58.40	106.80
07/31/2001	58.50	54.70	106.00
08/31/2001	63.60	48.80	100.80
09/28/2001	54.10	40.50	94.20
10/31/2001	54.70	45.70	98.90
11/30/2001	45.30	52.30	100.80
12/31/2001	65.30	52.70	109.10
01/31/2002	80.40	52.30	108.80
02/28/2002	82.10	46.90	102.60
03/28/2002	86.70	49.90	106.20

LEGEND

Symbol		CRSP Total Returns Index for:	04/2000	08/2000	03/2001	09/2001	08/2002

	-	LifePoint, Inc.	100.0	140.8	94.7	54.1	86.7
– – – –	+	Nasdaq Stock Market (US Companies)	100.0	99.2	49.6	40.5	49.9
- - - -	++	NASDAQ Stocks (SIC 3840 – 3849 US + Foreign) Surgical, Medical and Dental Instruments and Supplies	100.0	128.5	83.9	94.2	106.2

Notes:

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.	The index level for all series was set to $100.0 on 14/19/2000.

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business,
The University of Chicago. Used with permission. All rights reserved.

©Copyright 2002

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company’s executive officer compensation program is administered and reviewed by the Compensation Committee of the Board of Directors consisting of directors (currently three) who are neither officers or employees of the Company and who have no other interlocks with the Company. The Compensation Committee currently consists of Messrs. Charles J. Casamento, Peter S. Gold and Paul Sandler, with Dr. Sandler serving as its Chairperson. Mr. Gold and Dr. Sandler have continuously served as members since the Compensation Committee was created on December 5, 1997. Mr. Casamento was appointed to the Compensation Committee by the Board on June 16, 2000 when he was first elected as a director of the Company. Appointments to the Compensation Committee are reviewed on an annual basis.

Policy and Mission

      The Compensation Committee has determined that the compensation program for the Company’s executive officers should not only be adequate to attract, motivate and retain competent personnel, but should also — to the extent feasible — be related to the short-term and long-term objectives of the Company. Because the Company had continued to be a development stage company through most of the fiscal year ended March 31, 2002 (“fiscal 2002”), deriving no revenues from products or services until December 2001, the Compensation Committee has not been able to relate executive compensation to the financial performance of the Company in terms of an officer’s contribution to profitability.

      The Compensation Committee strongly believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with those of the stockholders. The Committee provides such incentives through stock option grants and occasionally through grants of warrants. During the past years when cash was required to fund the Company’s development program, the use of stock incentives was particularly important. This will continue to be an important consideration until the Company’s cash flow from operations is positive, and profitability is attained, on a regular basis.

      In seeking to determine base salary and other compensation for executive officers, primarily its chief executive officer, the Compensation Committee has relied on data in surveys by Radford Associates, a leading provider of compensation and benefits data to the technology industries since 1975, relating to compensation paid in comparable companies. During the fiscal year ended March 31, 2000, the Company also relied on data furnished by an executive compensation expert. The Compensation Committee intends in the future to rely on independent surveys of compensation data.

      Although the Compensation Committee, prior to March 23, 2001, has not used performance goals as the basis for determining monetary compensation, it has used the achievement of operational objectives by the Company as the basis for determining the exercisablity of certain warrants and options. On March 23, 2001, the Compensation Committee adopted the LifePoint, Inc. Management Bonus Plan (the “Bonus Plan”) pursuant to which officers can earn cash compensation equal to a percentage of their base salary based on the achievement of goals during the prior fiscal year, commencing with fiscal 2002. At least one of a participant’s annual goals must relate to the Company’s overall performance, while the others may relate to his or her area of specific responsibility. The Bonus Plan reserves the right of the Compensation Committee to defer payment of the cash bonuses if the members are concerned about the liquidity of the Company or any delay in its achieving profitability. The Compensation Committee, in adopting the Bonus Plan, believed that this new incentive was necessary for the attraction, motivation and retention of key personnel in view of what competitors offer. Although the Compensation Committee adopted the Bonus Plan based on projections that the Company would begin to have revenues at the end of the fiscal year ended March 31, 2001 (“fiscal 2001”) and might achieve profitability in the quarter when the results for fiscal 2002 were reported, the Compensation Committee remains of the opinion that the Bonus Plan is necessary for competitive reasons even without achievement of the revenues and profitability when initially projected and that its reserve power will enable the Committee to protect stockholders’ interests should the Company’s financial position at the end of any fiscal year so require. The Compensation Committee has exercised its right to defer payment of bonuses for fiscal 2002 until the Committee is satisfied that revenues are being derived on a regular and satisfactory basis.

      The Compensation Committee, on the anniversary date of the initial grant, reviews the grants of options to optionees, including executive officers, in accordance with an approved formula for future grants and an evaluation of the optionee’s performance in the prior year. Although the Compensation Committee receives a report as to any annual increases in an executive officer’s base salary (the initial salary having been approved by the Board of Directors or the Compensation Committee), the Compensation Committee currently (under the Company’s Grants of Authority) only approves increases if the annual base salary is $150,000 or more. Currently, only the Chief Executive Officer and, effective September 14, 2002, the Senior Vice President, Research and Development require approval of their salaries. The Chief Executive Officer approves the increases for the other executive officers provided that the base salary, after the increase, is below $150,000.

      Because of the delay in bringing the Company’s product to market, no employee in the Company had received a salary increase for 22 months. On June 14th, the Compensation Committee consented to management’s recommendation that salary increases be implemented for all but executive officers. On that date, the Compensation Committee also approved increases for the executive officers which will not become effective until the aforementioned objective as to revenues is achieved. In addition, all employees had incurred a 15% pay cut for three months, while the senior management had incurred a 25% pay cut for six months. In lieu of authorizing a cash adjustment, the Compensation Committee granted a stock option to each employee (including senior management) for each dollar lost due to the salary reduction.

Chief Executive Officer’s Compensation in 2002

      As indicated above, the Compensation Committee has based its salary and option awards to the Chief Executive Officer based on its review of independent survey data for comparable companies and its evaluation of her performance, as well as taking into consideration the cash requirements of the Company. Despite the Committee’s unanimous approval of her performance, the cash requirements led the Committee to setting on September 1, 2000 her cash compensation for fiscal 2001 in the 25% percentile rather than in a higher percentile to which their evaluation of her performance would have entitled her and to attempt, in lieu thereof, to be liberal in awarding her stock compensation. As indicated above, the fiscal 2001 compensation ($190,000 on an annualized basis) continued to be paid to her during fiscal 2002 and the first three months of the fiscal year ending March 31, 2003 (“fiscal 2003”). In determining on June 14, 2002 that her base salary should be increased to $207,500 for the balance of fiscal 2003 and until the Compensation Committee otherwise authorizes, the Compensation Committee made its determination on a similar basis as it previously did in 2000. As previously indicated, effectiveness of the increased salary rate has been deferred until achievement of the revenue objective. The Compensation Committee believes that, as the Company’s revenues begin to grow and ultimately as profitability is achieved, the Chief Executive Officer’s compensation will be evaluated on a basis more typical to chief executive officers in an operational company. The Compensation Committee has agreed to review the compensation issue later in fiscal 2003.

      The Chief Executive Officer has been granted warrants, participates in the option plans of the Company and participates in the Bonus Plan.

Other Officer’s Compensation in 2002

      As indicated above, the Compensation Committee has, in granting options to executive officers followed its previously approved guidelines. As also previously indicated, the Company’s Grants of Authority have not required the Committee’s approval of increases in annual base salary (subject to the $150,000 maximum) except as to one executive officer in addition to the Chief Executive Officer. Approval of initial base salary has been based on an evaluation of competitive salaries. All current executive officers have participated, commencing fiscal 2002, in the Bonus Plan.

Board Action

      The directors who are not members of the Compensation Committee receive copies of minutes of the meetings of the Compensation Committee so that they are aware of its actions. The other Board member who is not an executive officer has not elected to have the Board reconsider any action of the Compensation Committee.

      Submitted by the Compensation Committee on June 28, 2002.

Paul Sandler, Chairman
Charles J. Casamento
Peter S. Gold

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of the Record Date, certain information with respect to (1) any person known to the Company who beneficially owned more than 5% of the Common Stock, (2) each director of the Company, three of whom are nominees for election at the Annual Meeting, (3) the Chief Executive Officer of the Company and (4) all directors and executive officers as a group. Each beneficial owner who is a natural person has advised the Company that he or she has sole voting and investment power as to the shares of the Common Stock, except that, until a Common Stock purchase warrant or a stock option is exercised or a share of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) is converted, there is no voting right.

	Number of Shares	Percentage of
	of Common Stock	Common Stock
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned(1)

General Conference Corporation of Seventh-day Adventists	7,547,504(2)	20.4%
12501 Old Columbia Pike Silver Spring, MD 20804-6600
Jonathan J. Pallin	2,740,389(3)	7.6%
722 Starlight Heights Drive La Canada, CA 91011
Linda H. Masterson(4)	1,954,473(5)	5.5%
1205 South Dupont Street Ontario, CA 91761
Peter S. Gold(6)	922,374(7)	2.6%
1205 South Dupont Street Ontario, CA 91761
Paul Sandler(6)	478,983(8)	1.3%
1205 South Dupont Street Ontario, CA 91761
Thomas J. Foley(9)	337,613(10)	*
1205 South Dupont Street Ontario, CA 91761
Michele A. Clark(11)	83,279(12)	*
1205 South Dupont Street Ontario, CA 91761
Donald C. Fletcher(13)	67,983(14)	*
1205 South Dupont Street Ontario, CA 91761
Charles J. Casamento(6)	11,554(15)	*
1205 South Dupont Street Ontario, CA 91761

	Number of Shares	Percentage of
	of Common Stock	Common Stock
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned(1)

Roger G. Stoll(6)	0	0
1205 South Dupont Street Ontario, CA 91761
Stan Yakatan(6)	11,554(15)	*
1205 South Dupont Street Ontario, CA 91761
All directors and executive	3,872,277(16)	10.6%
Officers as a group (9 persons)

*	Indicates less than 1%

(1)	The percentages computed in this column of the table are based upon 35,518,206 shares of the Common Stock which were outstanding on the Record Date. Effect is given, pursuant to Rule 13d-3(1)(i) under the Exchange Act, to shares issuable upon the exercise of common stock purchase warrants and options currently exercisable or exercisable within 60 days of the Record Date and to the shares issuable upon the conversion of shares of the Series C Preferred Stock, all of which shares are currently convertible.

(2)	The shares of the Common Stock reported in the table include (a) 240,000 shares issuable upon the exercise by this holder and its affiliate at $3.00 per share of a common stock purchase warrant expiring February 28, 2005; (b) 333,424 shares issuable upon the conversion of 28,571 shares of the Series C Preferred Stock; (c) 333,424 shares issuable upon the exercise as $3.00 per share of a common stock purchase warrant expiring June 19, 2006; (d) 500,000 shares issuable upon the exercise at $3.25 per share of a common stock purchase warrant expiring January 29, 2007; (e) 66,410 shares estimated to be issued upon redemption of premium with respect to the 28,571 shares of the Series C Preferred Stock; and (f) 17,500 shares issued as compensatory shares.

(3)	The shares of the Common Stock reported in the table include an aggregate of 306,289 shares issuable upon the exercise at $.50 per share of four common stock purchase warrants expiring January 7, 2003.

(4)	A director of the Company since May 31, 1996; effective August 1, 1996, its President; effective May 23, 1997, its Chief Executive Officer; and, effective June 16, 2000, its Chairman of the Board.

(5)	The shares of the Common Stock reported in this table as being beneficially owned by Ms. Masterson are held, or, following exercise, will be held by Robert P. Masterson and Linda H. Masterson, Trustees of Masterson Family Trust, dated September 23, 2000 and include (a) 6,992 shares issuable upon the exercise at $.50 per share of an option expiring June 29, 2008; (b) 25,000 shares issuable upon the exercise at $1.67 per share of an option expiring October 9, 2009; (c) 57,500 shares issuable upon the exercise at $6.00 per share of an option expiring October 19, 2010; and (d) 22,840 shares issuable upon the exercise at $3.17 per share of an option expiring December 6, 2011.

(6)	A director of the Company

(7)	The shares of the Common Stock reported in the table include (a) an aggregate of 200,000 shares issuable upon the exercise of two common stock purchase warrants expiring December 7, 2002, one for 100,000 shares exercisable at $.50 per share and the other exercisable at $1.00 per share; (b) 12,798 shares issuable upon the exercise at $1.81 per share of an option expiring April 15, 2009; (c) 6,036 shares issuable upon the exercise at $3.22 per share of an option expiring April 15, 2010; and (d) 3,540 shares issuable upon the exercise at $4.09 per share of an option expiring April 15, 2011.

(8)	The shares of the Common Stock reported in the table include (a) 12,798 shares issuable upon the exercise at $1.81 per share of an option expiring April 15, 2009; (b) 6,036 shares issuable upon the exercise at $3.22 per share of an option expiring April 15, 2010; (c) 3,921 shares issuable upon the exercise at $2.55 per share of an option expiring January 20, 2010; (d) 3,540 shares issuable upon the exercise at $4.09 per share of an option expiring April 15, 2011; and (e) 3,183 shares issuable upon the exercise at $3.77 per share of an option expiring December 14, 2010. The shares reported in the table also include (u) 105,030 shares issuable upon the conversion of 9,000 shares of the Series C Preferred

Stock and (v) 105,030 shares issuable upon the exercise at $3.00 per share of a common stock purchase warrant expiring September 27, 2006, both of which securities being held in the name of PMLDSS Ltd., a family partnership of which Dr. Sandler is the President of the corporate general partner and, accordingly, may be deemed the beneficial owner of such securities. The table also reflects as beneficially owned (w) the Company’s estimate as to an aggregate of 22,432 shares to be issued to PMLDSS Ltd. upon the future redemptions of premium with respect to the shares of the Series C Preferred Stock and (x) 7,875 shares issued to PMLDSS Ltd. as compensatory shares. The table also reflects (y) an aggregate of 7,563 shares previously issued to PMLDSS Ltd. upon prior redemptions of premium with respect to the shares of the Series C Preferred Stock and (z) 1,575 shares previously issued to PMLDSS Ltd. as compensation for a delay between the subscription and the closing date for units consisting of shares of the Series C Preferred Stock and common stock purchase warrants.

(9)	An officer of the Company; effective March 9, 1998, Vice President Research and Development; and effective March 12, 1999, its Senior Vice President, Research and Development.

(10)	The shares of the Common Stock reported reflected in the table reflect (a). an aggregate of 145,008 shares issuable upon the exercise at $.50 per share of two options expiring March 19, 2008 and one option expiring June 30, 2008; (b) 22,500 shares issuable upon the exercise at $1.67 per share of an option expiring October 9, 2009; (c) 28,750 shares issuable upon the exercise at $6.00 per share of an option expiring October 19, 2010; and (d) 17,895 shares issuable upon the exercise at $3.17 per share of an option expiring December 6, 2011.

(11)	An officer of the Company; effective April 16, 1999; the Company’s Controller and Chief Accounting Officer; and, effective August 15, 2002, the Company’s Secretary.

(12)	The shares of the Common Stock reported in the table reflect (a) 22,902 shares issuable upon the exercise at $1.81 per share of an option expiring April 15, 2009; (b) 22,902 shares issuable upon the exercise at $1.87 per share of an option expiring November 16, 2009; (c) 6,558 shares issuable upon the exercise at $4.38 per share of an option expiring December 14, 2010; and (d) 11,395 shares issuable upon the exercise at $3.17 per share of an option expiring December 6, 2011.

(13)	An officer of the Company, effective September 5, 2000 the Company’s Vice President, Operations.

(14)	The shares of the Common Stock reported in the table reflect (a) an aggregate of 44,247 shares issuable upon the exercise at $4.81 per share of three options expiring August 24, 2010; (b) 6,906 shares issuable upon the exercise at $2.95 per share of an option expiring September 6, 2011; and (c) 16,830 shares issuable to the same executive officer upon the exercise at $3.17 per share of an option expiring December 6, 2011.

(15)	The shares of the Common Stock reported in the table reflect (a) 8,430 shares issuable upon the exercise at $6.56 per share of an option expiring June 15, 2010 and (b) 3,124 shares issuable upon the exercise at $3.48 per share of an option expiring June 15, 2011.

(16)	The shares of the Common Stock reported in the table include those issuable upon the exercise of the common stock purchase warrants and the options described in Notes (5), (7), (8), (10), (12), (14) and (15) to the table.

PROPOSAL TWO: APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee has re-appointed Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2003 (“fiscal 2003”). Ernst & Young has served as independent auditors for the Company since the audit for the fiscal year ended March 31, 1996.

      The Board is seeking stockholders’ approval of the Audit Committee’s selection of Ernst & Young LLP. The General Corporation Law of the State of Delaware, under which law the Company was incorporated, does not require the approval of the selection of independent auditors by the Company’s stockholders; however, in view of the importance of the financial statements to stockholders, the Board of Directors deems it desirable that the Company’s stockholders pass upon the selection of auditors. In the event that stockholders disapprove of the selection, the Audit Committee will consider the selection of other auditors.

      A representative of Ernst & Young LLP will be present at the Annual Meeting. The Company has been informed that the representative does not intend to make any statement to the stockholders at the Annual Meeting, but will be available to respond to appropriate questions from stockholders.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors is comprised of three non-employee directors and operates under a written charter adopted by the Board of Directors on June 16, 2000 (the “Charter”). In view of the adoption of the Sarbanes-Oxley Act of 2002 and changes being proposed by the AMEX, the Audit Committee intends as soon as the Securities and Exchange Commission issues regulations under the Act or approves the new AMEX regulations, to review the text of the Charter and, if deemed appropriate, to recommend changes to the Charter to the Board.

      The Board of Directors has determined that each Committee member is independent in accordance with Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. applicable to companies like the Company whose Common Stock is listed on AMEX.

      The current members of the Audit Committee are Charles J. Casamento, Peter S. Gold and Stan Yakatan, with Mr. Gold serving as the Chairperson.

      The Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

      In this context, the Committee has discussed and reviewed with the independent auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Committee has met with the Company’s independent auditors, with and without management present, to discuss the overall scope of its audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of its financial reporting. The Committee has also reviewed the qualifications of the persons servicing the Company for the independent auditors.

      The Committee has received from the independent auditors a formal written statement describing all relationships between the independent auditors and the Company that might bear on the auditor’s independence consistent with Independence Standards Boards Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

Audit Fees

      Ernst & Young LLP, the Company’s independent auditors, billed $107,073 for professional services rendered for the audit of the Company’s annual financial statements for fiscal 2002 and the reviews of the financial statements included in the Company’s Forms 10-Q filed for fiscal 2003 to date.

Financial Information Systems Design and Implementation Fees

      During fiscal 2002, Ernst & Young LLC did not, directly or indirectly, operate, or supervise the operation of, the Company’s information system or manage the Company’s local area network or design or implement for the Company a hardware or software system that aggregates source data underlying the Company’s financial statements or generates information that is significant to the Company’s financial statements taken as a whole.

All Other Fees

      Ernst & Young LLC billed $89,985 for services in connection with (a) the preparation and filing of tax returns for fiscal 2002 and (b) the review of registration statements filed by the Company in fiscal 2002 under the Securities Act of 1933, as amended, which required the firm’s consent to the audited financial statements appearing in the Company’s prior Form 10-K, which were the only other services performed for the Company for fiscal 2002 other than those described under the caption “Audit Fees.” The Audit Committee has reviewed these services and has concluded that they were compatible with maintaining the independence of Ernst & Young LLC.

Recommendations

      Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board also have approved, subject to stockholder ratification, the selection of the Company’s independent auditors for the fiscal year ending March 31, 2003.

Submitted by the Audit Committee on August 15, 2002

Peter S. Gold, Chairman
Charles J. Casamento
Stan Yakatan

OTHER MATTERS COMING BEFORE THE ANNUAL MEETING

      As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented to the Annual Meeting other than the two proposals set forth in the attached Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the holder of the management proxies will vote thereon in their discretion.

MISCELLANEOUS

      The solicitation of proxies on the enclosed form of proxy is made by and on behalf of the Board of Directors of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by the officers or directors of the Company.

      Stockholders’ proposals for inclusion in the Company’s proxy statement for the Annual Meeting of Stockholders in 2003 must be received no later than April 11, 2003. If a stockholder intends to submit a proposal for consideration at the Annual Meeting in 2003 by means other than the inclusion of the proposal in the Company’s proxy statement for such Annual Meeting, the stockholder must notify the Company on or before June 28, 2003 of such intention or risk management exercising discretionary voting authority with respect to the management proxies to defeat such proposal when and if presented at the Annual Meeting.

      A copy of the Annual Report to Stockholders is being mailed to all stockholders as of the Record Date with this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2002, including financial statements (there are no schedules), may be obtained by written or oral request to Michele A. Clark, the Controller, the Chief Accounting Officer and Secretary of the Company, at

the following address: 1205 South Dupont Street, Ontario, CA 91761, or telephone number: (909) 418-3000. A reasonable fee for duplicating and mailing will be charged if a copy of any exhibit is requested.

By Order of the Board of Directors

/s/ MICHELE A. CLARK

Michele A. Clark
Controller, Chief Accounting Officer
and Secretary

August 15, 2002

LifePoint, Inc.

1205 South Dupont Street
Ontario, CA 91764

Notice of Annual Meeting

of Stockholders and
and Proxy Statement

August 15, 2002

This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints Linda H. Masterson and Michele A. Clark as Proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of the Common Stock of LifePoint, Inc. (the “Company”) held of record by the undersigned on August 8, 2002 at the Annual Meeting of Stockholders to be held on September 12, 2002 or at any adjournment thereof.

1.(a) Election of Roger G. Stoll as the Class A Director of the Company.

☐ FOR the nominee named above.

☐ WITHHOLD AUTHORITY to vote for the nominee named above.

1.(b) Election of Paul Sandler and Stan Yakatan as Class B Directors of the Company.

☐ FOR the nominees named above.

☐ WITHHOLD AUTHORITY to vote for the nominees named above.

2. Proposal to Ratify the Appointment of Ernst & Young LLP as Independent Auditors of the Company.

☐FOR	☐AGAINST	☐ABSTAIN

3. To transact such other business as may come before the Annual Meeting or any adjournment thereof.

This proxy, when executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Proposals 1(a) and (b) and 2.

PLEASE MARK, SIGN, DATE, AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE

I (we) shall attend the Annual Meeting in person           Yes                   No

Please sign exactly as your name appears to the left. When shares are held by joint tenants, please both sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in full partnership name by a duly authorized person.

Signature

Signature, if held jointly

Date: _______________________________________, 2002